UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 18, 2023

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQ.UT	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	INAQ	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2022, Insight Acquisition Corp. (the “Company”) received a notification from the New York Stock Exchange (“NYSE”) that it was in violation of NYSE requirements as it had failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) and that if the Form 10-K is not filed with the SEC by 2:30 p.m. Eastern Time on April 21, 2023, NYSE post the Company to the NYSE’s late filers list on the Profile, Data and News pages with respect to each of the Company’s securities (the “LF Designation”). Effective April 19, 2022, the Company filed the Form 10-K and that same day the Company received additional correspondence from the NYSE acknowledging that the filing had been made and cancelling its prior correspondence and stating that the LF Designation would not be posted on the Profile, Data and News pages with respect to each of the Company’s securities.

Item 8.01.	Other Information.

Following the Special Meeting and stockholder redemptions, the Company received a notice from the NYSE stating that, as a result of the stockholder redemptions, the Company does meet the continuing listing requirements of NYSE. Specifically, the NYSE informed the Company that the market value of the Company’s publicly listed securities fell below $40 million and if the market value of the Company’s publicly listed securities remains below $40 million on a 30-trading day average, the SPAC would be subject to suspension and delisting. Currently, the SPAC is subject to suspension and delisting on May 3, 2023.

Based on the notification received from the NYSE, the Company has commenced the process to transfer the listing of its Class A Common Stock and Units from the NYSE to The Nasdaq Stock Market and its Warrants from the Over the Counter Market to The Nasdaq Stock Market. While the Company is presently in the application process, we expect the Company’s Class A common stock to be listed on the Nasdaq Global Market and the Company’s units and warrants to be listed on the Nasdaq Capital Market, prior to May 3, 2023.

On April 21, 2023, the Company issued a press release reporting that the Company plans to transfer the listing of its securities to The Nasdaq Stock Market. The press release is attached hereto at Exhibit 99.1. In that press release, the Company had stated that it anticipated trading to commence on Nasdaq on April 26, 2023. The Company now expects that its securities will commence trading on The Nasdaq Stock Market on Tuesday, May 2, 2023. The Company shall file a new press release once it has confirmation of the date its securities will commence trading on The Nasdaq Stock Market.

Item 9.01.	Financial Statements and Exhibits

Exhibit #	Description

99.1	Press Release dated April 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2023

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman

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